                                       TROPICAL SPORTSWEAR INT'L CORPORATION
                                               4902 W. WATERS AVENUE
                                             TAMPA, FLORIDA 33634-1302

                                                                                                  December 27, 2002

Dear Shareholder:

        You are cordially  invited to attend the 2003 Annual Meeting of Shareholders of Tropical  Sportswear  Int'l
Corporation  (the  "Company")  which will be held at the  offices of the  Company,  4902 W. Waters  Avenue,  Tampa,
Florida, on Tuesday, January 28, 2003 at 10:00 a.m. local time.

        We look forward to your  attendance at the Annual Meeting so that you can learn more about your Company and become better  acquainted  with members of the Board of Directors and the  management  team.  The items of business which are being  presented for a vote by the holders of Common Stock at the Annual  Meeting are (i) the election of three  Directors of the Company;  (ii) the amendment of the Company's 2000 Long Term Incentive Plan to increase the maximum  number of shares of Common Stock  available for awards  thereunder  from 500,000 to  2,100,000;  (iii) the amendment of the  Company's  Non-Employee  Director  Plan to increase the maximum  number of shares of Common Stock available  for awards  thereunder  from 200,000 to 400,000;  (iv)  ratification  of the  selection of the Company's
Independent  Certified  Public  Accountants for the fiscal year ending September 27, 2003; and (v) to transact such other  business  as may  properly  come  before the Annual  Meeting.  Even if you are  planning  to attend,  please complete  the  enclosed  proxy card and return it in the  enclosed  envelope  to cast your vote.  You will still be able to revoke your proxy and vote your shares in person at the Annual Meeting if you so desire.

        If you have any questions about the Proxy Statement or the accompanying 2002 Annual Report,  please contact
Mr. Gregory L. Williams at (813) 249-4900.

                                                              Sincerely,

                                                              /s/ Michael Kagan

                                                              Michael Kagan
                                                              Chairman of the Board of Directors

                                       TROPICAL SPORTSWEAR INT'L CORPORATION
                                               4902 W. WATERS AVENUE
                                             TAMPA, FLORIDA 33634-1302

                                       NOTICE TO THE HOLDERS OF COMMON STOCK
                                       OF THE ANNUAL MEETING OF SHAREHOLDERS
                                          to be held on January 28, 2003

        Notice is hereby given to the holders of the common stock,  $.01 par value per share (the "Common  Stock"), of Tropical  Sportswear  Int'l  Corporation  (the  "Company")  that the 2003 Annual Meeting of  Shareholders of the
Company  (including any  postponements or adjournments  thereof,  the "Annual Meeting") will be held at the offices of the Company,  4902 W. Waters Avenue,  Tampa,  Florida, on Tuesday,  January 28, 2003, at 10:00 a.m., local time, for the following purposes:
(i)      To elect three Directors in Class I to serve until the 2006 Annual Meeting of Shareholders;
(ii)     To amend the Company's  2000 Long Term  Incentive  Plan to increase the maximum number of shares of Common
         Stock available for awards thereunder from 500,000 to 2,100,000;
(iii)    To amend the Company's  Non-Employee  Director  Stock Option Plan to increase the maximum number of shares of Common Stock available for awards thereunder from 200,000 to 400,000;
(iv)     To  ratify  the  selection  of  Ernst & Young  LLP as the  Company's  independent  certified  public accountants for the fiscal year ending September 27, 2003; and

(v)      To transact such other business as may properly come before the Annual Meeting.

         Information  relating  to the Annual  Meeting and  matters to be  considered  and voted upon at the Annual
Meeting is set forth in the attached Proxy Statement.

         Only those  shareholders  of record at the close of business on December 13, 2002,  are entitled to notice of and to vote at the Annual Meeting.  A complete list of shareholders  entitled to vote at the Annual Meeting will be available for  examination  by any  shareholder at the Annual Meeting and for a period of ten days prior thereto at the executive offices of the Company in Tampa, Florida.

                                                     By Order of the Board of Directors,

                                                     /s/ Gregory L. Williams

                                                     Gregory L. Williams
December 27, 2002                                    Secretary

         WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING,  PLEASE VOTE,  SIGN, DATE, AND RETURN THE ENCLOSED
PROXY  PROMPTLY IN THE ENCLOSED  BUSINESS  REPLY  ENVELOPE.  IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH,
WITHDRAW YOUR PROXY APPOINTMENT AND VOTE IN PERSON.

                                                  Proxy Statement
                                            For Holders of Common Stock
                                        For Annual Meeting of Shareholders
                                          to be Held on January 28, 2003

                                                   INTRODUCTION

       This  Proxy  Statement  is  furnished  to holders of the  common  stock,  $.01 par value per share  ("Common
Stock"),  of Tropical Sportswear Int'l Corporation,  a Florida corporation (the "Company"),  in connection with the solicitation  of proxies by the  Company's  Board of  Directors  from holders of the  outstanding  shares of Common
Stock for use at the 2003 Annual  Meeting of  Shareholders  to be held at  10:00 a.m.  local time at the offices of the Company, 4902 W. Waters Avenue,  Tampa,  Florida, on Tuesday,  January 28, 2003 (including any postponements or adjournments thereof, the "Annual Meeting").

       The Annual Meeting will be held for the following purposes:
(i)      To elect three Directors in Class I to serve until the 2006 Annual Meeting of Shareholders;
(ii)     To amend the Company's  2000 Long Term  Incentive  Plan to increase the maximum number of shares of Common
         Stock available for awards thereunder from 500,000 to 2,100,000;
(iii)    To amend the Company's  Non-Employee  Director  Stock Option Plan to increase the maximum number of shares of Common Stock available for awards thereunder from 200,000 to 400,000;
(iv)     To ratify the selection of Ernst & Young LLP as the Company's  independent  certified  public  accountants for the fiscal year ending September 27, 2003; and
(v)      To transact such other business as may properly come before the Annual Meeting.

       This Proxy  Statement and the  accompanying  Proxy are first being mailed to  shareholders of the Company on or about December 27, 2002.

Shareholders Entitled to Vote

       Only  shareholders  of record of the  Company at the close of business  on  December  13, 2002 (the  "Record
Date") will be entitled to notice of, and to vote at, the Annual  Meeting.  Each share of Common  Stock is entitled to one  vote.  On the  Record  Date,  there  were  11,040,452  shares  of  Common  Stock  issued  and  outstanding.
Notwithstanding  the Record Date specified  above, the Company's stock transfer books will not be closed and shares may be  transferred  subsequent to the Record Date.  However,  all votes must be cast in the names of  shareholders of record on the Record Date.

Quorum and Voting Requirements

       The  holders  of  record  of a  majority  of the votes of Common  Stock  entitled  to be cast at the  Annual
Meeting,  present in person or by proxy,  are required to establish a quorum for the Annual  Meeting and for voting on each matter.  For the purpose of determining  the presence of a quorum,  abstentions and votes withheld from any nominee  will be  considered  to be "votes  entitled  to be cast" and  therefore  will be counted  as  present  for purposes of  determining  the  presence  or absence of a quorum.  Broker  non-votes  will not be  considered  to be
"votes  entitled to be cast" and will not be counted as present for quorum  purposes.  Broker  non-votes  are votes that  brokerage  firms and banks  holding  shares of record for their  customers  are not  permitted  to cast under applicable  stock  exchange  rules because the brokerage  firms and banks have not received  specific  instructions from their  customers as to certain  proposals as to which the  brokerage  and banks  advised the Company that they lack voting  authority.  Although there are no controlling  precedents under Florida law regarding the treatment of broker  non-votes,  the Company intends to apply the principles set forth herein.  The Company  believes that under applicable  stock exchange rules,  brokerage firms and banks will be able to vote their  customers'  unvoted shares with regard to the proposal to elect  directors  and the proposal to ratify the  selection of Ernst & Young LLP but will  not be able to do so with  regard  to the  other  two  proposals.  With  regard  to these  proposals,  broker non-votes  will not be considered as votes  entitled to be cast.  Therefore,  broker  non-votes will not affect the outcome of the vote on these two proposals.

        Proposal I:  Election of  Directors.  The  election of three  Directors by the holders of Common Stock will require a  plurality  of the votes cast by the  shares of Common  Stock  represented  and  entitled  to vote in the election at the Annual  Meeting.  With respect to the election of Directors,  shareholders  may (i) vote "for" each of the  nominees,  (ii) withhold  authority for each of such  nominees,  or (iii)  withhold  authority for specific nominees but vote for the other  nominees.  Because the  Directors  are elected by a plurality of the votes cast by the shares  represented  and entitled to vote, an abstention  from voting or a broker  non-vote will have no effect on the outcome of the election of Directors.

        Proposals II, III and IV:  Amendment of the 2000 Long Term Incentive  Plan,  Amendment of the  Non-Employee
Director  Stock  Option Plan and the  Ratification  of the  Company's  Independent  Certified  Public  Accountants.
Approval of the amendment of the 2000 Long Term Incentive  Plan, the amendment of the  Non-Employee  Director Stock
Option Plan and the  ratification  of the  selection of Ernst & Young LLP as the  Company's  independent  certified public  accountants  requires that the votes cast by the shares of Common Stock represented and entitled to vote at the  Annual  Meeting  in favor of the  proposal  exceed  the votes  against  the  proposal.  With  respect to these proposals,  shareholders  may (i) vote "for" each proposal,  (ii) vote  "against"  each proposal,  or (iii) abstain from voting.  An abstention or a broker non-vote will have no effect on the outcome of these proposals.

        In connection with Mr. William W. Compton's  resignation from the Company,  Mr. Compton has agreed to cause all of the  voting  securities  owned of  record  or  beneficially  by him to be  present  at all  meetings  of the shareholders  of the Company,  including the Annual  Meeting,  for purposes of establishing a quorum and to vote on each matter duly  brought  before the  meeting in the same  proportion  as the other votes on such matter are cast.
As of November 30, 2002, Mr. Compton  beneficially owned approximately  1,014,601 shares of Common Stock or 9.0% of the outstanding Common Stock.

Voting

        A shareholder  of record who does not hold his shares through a brokerage  firm,  bank or other nominee (in
"street  name"),  may vote his shares in person at the Annual  Meeting.  If a  shareholder  holds  shares in street name, he must obtain a proxy or evidence of stock  ownership  from his street name nominee and bring it with him in order to be able to vote his shares at the Annual Meeting.

        If the enclosed Proxy is executed,  returned in time and not revoked,  the shares represented  thereby will be voted in  accordance  with the  instructions  indicated  in such  Proxy.  IF A VALID  PROXY IS  RETURNED  AND NO
INSTRUCTIONS  ARE  INDICATED,  PROXIES  WILL BE VOTED  FOR (I) THE  ELECTION  OF ALL  DIRECTOR  NOMINEES,  (II) THE
PROPOSED  AMENDMENT TO THE COMPANY'S 2000 LONG TERM INCENTIVE PLAN,  (III) THE PROPOSED  AMENDMENT TO THE COMPANY'S
NON-EMPLOYEE  DIRECTOR  STOCK OPTION PLAN, AND (IV) THE  RATIFICATION  OF THE SELECTION OF ERNST & YOUNG LLP AS THE
COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 27, 2003.

        The Board of  Directors  is not  presently  aware of any other  business to be  presented  to a vote of the shareholders  at the Annual Meeting.  As permitted by Rule 14a-4(c) of the Securities and Exchange  Commission (the
"Commission"),  the persons named as proxies on the proxy cards will have discretionary  authority to vote in their judgment on any proposals  properly  presented by shareholders  for  consideration  at the Annual Meeting that were submitted to the Company after November 12, 2002.  Such proxies also will have  discretionary  authority to vote in their  judgment  upon the election of any person as a Director if a Director  nominee named in Proposal I is unable to serve for good cause or will not serve, and on matters incident to the conduct of the Annual Meeting.

         A  shareholder  of record  who has given a Proxy may revoke it at any time  prior to its  exercise  at the
Annual  Meeting by either (i) giving  written  notice of revocation to the Secretary of the Company,  (ii) properly submitting to the Company a duly executed  Proxy  bearing a later date,  or (iii)  appearing at the Annual  Meeting and voting in person.  All written  notices of  revocation  of Proxies  should be  addressed  as follows:  Tropical
Sportswear  Int'l  Corporation,  4902 W. Waters  Avenue,  Tampa,  Florida  33634-1302,  Attention:  Mr.  Gregory L.
Williams, Secretary.

                                                    PROPOSAL I

                                               ELECTION OF DIRECTORS

         The Company's  Board of Directors is divided into three classes with each class serving  three-year  terms expiring at the third annual  meeting of  shareholders  after their  elections by the  shareholders.  At the Annual
Meeting,  shareholders  will be asked to vote on the election of three directors in Class I to serve until the 2006
Annual Meeting.

         The Class I directors  who have been  nominated  for  election at the Annual  Meeting are Messrs.  Michael
Kagan, Martin W. Pitts and Eloy Vallina-Garza.

         In  December  2002,  the Board of  Directors  decreased  its size from nine  members  to eight,  effective
January 28, 2003.  Mr.  Gregory L.  Williams  will not stand for election and his  appointment  as a director  will expire at the Annual  Meeting.  Mr.  Williams was appointed by the Board in July 2002 to replace Mr.  Michael Kagan as a Class III director.  As a result, there will only be two Class III directors.

         If any of the nominees should be unavailable to serve for any reason, the Board of Directors may:

              o   designate a substitute  nominee,  in which case the persons named as proxies will vote the shares represented by all valid Proxies for the election of such substitute nominee;

              o   allow the vacancy to remain open until a suitable candidate is located and nominated; or

              o   adopt a resolution to decrease the authorized number of Directors.

         Pursuant to the Company's  Amended and Restated Articles of Incorporation  (the  "Articles"),  Accel, S.A.
de C.V.  ("Accel")  currently has the right to nominate two persons to stand for election to the Company's Board of
Directors.  In  addition,  the  Articles  also grant  William W.  Compton,  former  Chairman of the Board and Chief
Executive  Officer of the Company,  the right to nominate one person to stand for election to the  Company's  Board of Directors.  In connection  with Mr.  Compton's  resignation  from his positions at the Company in November 2002, he agreed to relinquish his rights of  nomination.  Moreover,  pursuant to a  shareholders'  agreement  among Accel and Mr. Compton and Mr. Kagan, and their respective family limited  partnerships,  all shares of Common Stock owned or controlled  by such persons or entities will be voted in favor of the election of the persons  nominated by such persons and entities  pursuant to their rights under the Articles.  Mr. Eloy  Vallina-Garza  has been nominated for election at the Annual Meeting by Accel pursuant to these  provisions.  Mr. Garza will receive the favorable  votes of Accel and Messrs. Compton and Kagan and their respective family limited partnerships.

         The Board of Directors  recommends that the shareholders  vote FOR each Director  nominee.  If a choice is specified on the Proxy by the  shareholder,  the shares will be voted as specified.  If no  specification  is made, the  shares  will be  voted  FOR the  Director  nominees.  Election  of each  Director  nominee  will  require  the affirmative  vote of a plurality  of the votes cast by shares of Common Stock  represented  and entitled to vote at the Annual Meeting.

         The  following  paragraphs  set  forth  the names of the  Directors  of the  Company,  their  ages,  their positions with the Company,  and their principal  occupations  and employers for at least the last five years.  For information concerning Directors' ownership of Common Stock, see "Stock Ownership."

         The Board of Directors  has  nominated  the  following  individuals  for election by the holders of Common
Stock as Directors of the Company:

Class I Nominees for Director - Term to Expire in 2006

         Michael  Kagan.  Mr.  Kagan,  age 63,  has  served as  Chairman  of the Board and as a  consultant  to the
Company since  November  2002.  Previously,  he served as Executive  Vice  President and Vice Chairman of the Board
from  November  1989 to August 2002. He also served as the Company's  Chief  Financial  Officer and Secretary  from
November 1989 to May 2002 and as Treasurer  from November 1989 to December  1997.  Mr. Kagan has more than 30 years experience  in the apparel  industry.  Prior to joining the Company,  Mr. Kagan served as Senior Vice  President of
Finance for  Munsingwear,  Inc.  and as Executive  Vice  President,  Chief  Financial  Officer and Chief  Operating
Officer of Flexnit Company, Inc., a manufacturer of women's intimate apparel.

         Martin W. Pitts.  Mr. Pitts,  age 61, has served as a Director of the Company  since  November  2001.  Mr.
Pitts  retired in  January  2001 from KPMG where he served as Partner  since  1975.  During his career at KPMG,  he
served  a  wide  range  of  clients,   including  investor-owned  utilities,   real  estate  companies,   wholesale
distributors,  apparel  companies  and  international  companies.  He was a member  of the  American  Institute  of
Certified  Public  Accountants,  the Texas  Institute of Certified  Public  Accountants  and the El Paso Chapter of
Certified  Public  Accountants.  He also has served as chairman of the National  Association of Accountants and was the recipient of the District Accountant Advocate of the Year by the U.S. Small Business Administration.

         Eloy  Vallina-Garza.  Mr.  Vallina-Garza,  age 30, has served as a Director of the Company since  November
2001.  Mr.  Vallina-Garza  is Vice  President of Kleentex  Corp. He has also served as a Director of Elamex S.A. de
C.V., a diversified  manufacturing concern and Nasdaq traded company,  since 1995, Silver Eagle Refinery since 1997 and Accel  since 1995.  Accel is a publicly  traded  Mexican  holding  company  which has  subsidiaries  engaged in warehousing,  distribution  and  manufacturing.  Mr.  Vallina-Garza  also has held  various  positions  with  Grupo
Chihuahua,  the  predecessor  company  of Accel,  and its  subsidiaries  since  1995.  Mr.  Vallina-Garza  attended
Universidad  de Monterrey in  Monterrey,  Mexico.  Mr.  Vallina-Garza  is the son of Mr.  Vallina-Laguera  who also serves on the Company's Board of Directors.

Class II Directors Continuing in Office - Term to Expire in 2005

         Leslie J. Gillock.  Ms.  Gillock,  age 46, has served as a Director of the Company since August 1997.  Ms.
Gillock  has  served  as  Vice  President  Brand  Management  of  Springs  Industries,  Inc.  since  October  1999.
Previously,  she served in various  capacities  with Fruit of the Loom,  Inc. from 1978 until June 1998,  including
Vice  President  of Marketing  between  March 1995 and June 1998,  Director of Marketing  from January 1993 through
February 1995,  and Marketing  Manager for Intimate  Apparel from January 1989 through  December 1992. She has over
20 years experience in the apparel industry.

         Christopher  B.  Munday.  Mr.  Munday,  age 38, was  appointed  President  of  Tropical  Sportswear  Int'l
Corporation in July 2001 and Chief  Executive  Officer in November 2002 and has served as a Director of the Company since  November  2001.  He joined the Company as Managing  Director of the Company's  European  Division in June of
1999.  Prior to joining the Company,  Mr.  Munday was Managing  Director of Tela Ltd.,  a branded  tissue  company, which was  acquired  by  Kimberly-Clark  Corporation  in 1999.  Mr.  Munday  has  extensive  sales,  marketing  and
operations   experience  having  held  numerous  senior  positions  in  Scott  Paper  Company  and   Kimberly-Clark
Corporation.  Mr. Munday has a B.A. (Hons) degree, an M.B.A. and is a member of the Institute of Directors.

         Eloy S.  Vallina-Laguera.  Mr.  Vallina-Laguera,  age 65, has served as a Director  of the Company and its predecessors  since  November  1989.  He has  been  Chairman  of the  Board  of Accel  and its  predecessor,  Grupo
Chihuahua,  since its inception in 1979. Mr.  Vallina-Laguera  has been Chairman of the Board of Elamex since 1990.
Mr.  Vallina-Laguera was Chairman of Banco Commercial Mexicano,  later Multibanco Comermex, one of Mexico's largest commercial  banks at that time, from 1971 until its  expropriation  in 1982. Mr.  Vallina-Laguera  is the father of
Mr. Vallina-Garza, who also serves on the Company's Board of Directors.

Class III Directors Continuing in Office - Term to Expire in 2004

         Mr.  Benito F. Bucay.  Mr. Bucay,  age 71, has been the Managing  Director of Grupo  Industrial  Bre since
1994. He is a Director of Elamex, a diversified  manufacturing  concern  (currently  listed on Nasdaq);  a Director of Actinver,  a funds management company,  and a Director of Analitica  Consultores,  a strategic consulting group.
From 1994  through  early  2002 he served as  Chairman  of  Eureka,  a  building  products  company,  and a Mexican subsidiary of Etex Group Belgium,  and a member of the International  Advisory Group of Westcoast  Energy,  Inc. of
Canada,  which  recently  merged with Duke  Energy.  Mr.  Bucay  serves on the Board of  Trustees of the  Instituto
Nacional de Ciencias  Medicas y Nutricion and on the Board of Governors of the U.S.  Mexico  Foundation for Science
in which he acts as  Treasurer.  Prior to his  position in Grupo  Industrial  Bre,  Mr. Bucay served as Senior Vice
President of Grupo Desc until 1994.

         Charles J. Smith.  Mr. Smith,  age 76,  became a Director of the Company in June 1998.  Previously  he had
been a Director of Farah since  March 1994.  For more than five years prior to his  retirement  in 1994,  Mr. Smith served in various capacities with Crystal Brands, Inc., an apparel  manufacturer and marketer,  most recently as an
Executive Vice  President.  Since then,  Mr. Smith has served as a consultant to various  apparel  companies.  From
May 1995 through May 1999,  Mr. Smith was a partner and Director of Phoenix Apparel Group,  Inc., a  privately-held apparel sourcing and consulting company.

 Meetings of the Board of Directors and Committees

         Board of  Directors.  The property,  affairs and business of the Company are under the general  management of its Board of  Directors  as  provided  by the laws of the State of Florida  and the Bylaws of the  Company.  The
Board of Directors  conducts its business through  meetings of the full Board and through  committees of the Board, and the Board of Directors has appointed  standing Audit,  Stock Option and Compensation  and Executive  Committees
of the Board of Directors.

         The Board of Directors as a whole  functions as the nominating  committee to select  nominees for election as Directors of the Company.  The Board of Directors will consider  those  nominees  submitted by holders of Common
Stock if  submitted  to the Company on or before  October 31,  2002.  See  "Shareholder  Proposals  for 2003 Annual
Meeting of Shareholders."

         The Board of Directors met nine times during the fiscal year ending  September  28, 2002 ("Fiscal  2002").
Each Director  attended at least 75% of the aggregate  number of meetings of the Board of Directors and  Committees during Fiscal 2002.

         Audit Committee.  The Audit Committee  consisted of Messrs.  Jesus  Alvarez-Morodo,  Donald H. Livingstone
and Smith and Ms.  Gillock  until Mr.  Livingstone's  resignation  from the Board in November  2001.  Beginning  in
November  2001, the Audit  Committee  consisted of Messrs.  Pitts,  Smith,  Vallina-Garza  and Ms.  Gillock.  As of
January 29, 2002, the Audit Committee  consisted of Messrs.  Pitts,  Bucay and Vallina-Garza  and Ms. Gillock.  The
Audit Committee met six times in Fiscal 2002. The Audit  Committee is responsible  for reviewing the  independence, qualifications  and  activities  of the  Company's  independent  certified  public  accountants  and the  Company's financial  policies,  control  procedures and accounting  staff.  The Audit  Committee  recommends to the Board the appointment  of the  independent  certified  public  accountants  and reviews and approves the Company's  financial statements.  The Audit Committee is also  responsible  for the review of  transactions  between the Company and any
Company officer, Director or entity in which a Company officer or Director has a material interest.

         Compensation Committee.  The Compensation Committee consisted of Messrs. Compton,  Reinhart, Smith and Ms.
Gillock  until  Mr.  Reinhart  resigned  from  the  Board  in  November  2001.  Beginning  in  November  2001,  the
Compensation  Committee consisted of Messrs.  Compton,  Smith and  Vallina-Laguera  and Ms. Gillock.  The Committee
met three times in Fiscal 2002.  From November 2002 until December 2002, the  Compensation  Committee  consisted of
Messrs.  Smith and  Vallina-Laguera  and Ms.  Gillock.  During  December 2002, the  Compensation  Committee and the
Stock Option  Committee  were combined to form the Stock Option and  Compensation  Committee.  The Stock Option and
Compensation  Committee  members  consist  of  Messrs.  Smith  and  Vallina-Laguera  and Ms.  Leslie  Gillock.  Mr.
Vallina-Laguera  has voting  power on all issues  except for  matters  relating to Section 16  officers.  The Stock
Option and Compensation  Committee is responsible for establishing the compensation of the Company's  Directors and executive officers,  including salaries,  bonuses,  severance  arrangements,  and other executive officer benefits.
The Committee also  administers  the Company's  various  incentive and stock option plans and  designates  both the persons receiving awards and the amounts and terms of the awards.

         Stock Option  Committee.  The Stock Option Committee,  which  administered the Company's various incentive and stock option plans,  consisted of Ms. Gillock and Messrs.  Reinhart,  Smith and Vallina-Laguera  until December
2001,  when Mr.  Reinhart  resigned  from the Board.  From  December  2001 until  November  2002,  the Stock Option
Committee  members  consisted of Ms.  Gillock and Messrs.  Smith and  Vallina-Laguera.  During  December  2002, the
Compensation  Committee  and the Stock Option  Committee  were  combined to form the Stock Option and  Compensation
Committee.  The Stock Option Committee met or unanimously consented to resolutions four times in Fiscal 2002.

         Executive  Committee.  As of December 2002, the Executive  Committee members consisted of Messrs.  Munday,
Kagan,  Smith and  Vallina-Laguera.  The  Executive  Committee  did not meet  during  Fiscal  2002.  The  Executive
Committee  is  responsible  for  performing  all tasks of the  Board of  Directors  on behalf of the Board  between meetings of the Board to the extent permitted by the Company's Bylaws and Florida law.

Compensation of Directors

         Directors who are executive  officers of the Company  receive no  additional  or special  compensation  as such for service as members of either the Board of  Directors  or  committees  thereof.  From  October 2001 through
July 2002,  Directors who were not executive  officers of the Company  received  $1,500 per Board and/or  committee meeting attended,  plus  reimbursement of reasonable  expenses.  Beginning in July 2002, outside directors received
$2,500 for each Board  meeting  attended,  $1,500 for each  committee  attended  and  reimbursement  of  reasonable expenses.  Each year,  each outside  Director  receives  options to purchase  10,000 shares of Company Common Stock under the Company's  Non-Employee  Director  Stock Option Plan.  These  director  options are vested on the date of grant.  During  Fiscal  2002,  directors  were  granted a total of 55,000  options.  In  addition,  the Company has engaged Mr. Kagan to provide  strategic  consulting  services to the Company.  The terms of Mr. Kagan's  engagement are currently  being  considered by the Company,  and will result in  additional  compensation  to Mr. Kagan during
Fiscal 2003. Mr. Kagan has elected not to receive options from any of the Company's stock option plans.

                                              Executive Compensation

         Summary  Compensation  Information.  The following table presents certain summary  information  concerning compensation  paid or accrued by the Company for services  rendered in all capacities during the fiscal years ended
September 28, 2002,  September 29, 2001 and  September 30, 2000 to the Chief  Executive  Officer of the Company and
each of the four other most highly  compensated  executive officers of the Company whose total salary and bonus for the fiscal year ended September 28, 2002, exceeded $100,000 (collectively, the "Named Executive Officers").

                                                 Summary Compensation Table
                                                                               Long Term
                                                                             Compensation
                                                                                 Awards
                                                                            --------------
                                             Annual Compensation              Securities
                                             -------------------
Name and                                                                       Underlying            All Other
Principal Position             Year        Salary            Bonus            Options/SARs         Compensation
------------------             ----        ------           -------           ------------         ------------

William W. Compton (1)         2002     $1,000,000    $     925,000               28,000            $ 65,346(2)
Former Chairman                2001        750,000          578,200                    -                   -
of the Board and               2000        600,000          833,000               43,000                   -
Chief Executive Officer

Christopher B. Munday          2002     $  500,000    $     759,000               53,659                   -
President and Chief            2001        338,900          309,500               70,000                   -
Executive Officer              2000        210,500          229,400               20,000                   -
Tropical Sportswear Int'l
Corporation

Richard J. Domino              2002     $  395,000    $      98,654               15,000                   -
Executive Vice President,      2001        385,000          100,600                    -                   -
President Private Brand        2000        360,000          360,500               24,000                   -
Division

Gregory L. Williams            2002     $  465,000    $     536,000               23,000                   -
Executive Vice President and   2001        365,000          257,300                    -                   -
General Counsel                2000        305,000          258,600               20,000                   -

N. Larry McPherson             2002     $  217,600       $  250,000               22,500                   -
Executive Vice President       2001        192,200           42,500                    -                   -
and Chief Financial Officer    2000        182,200           57,010               11,000                   -

_________________________________________

(1)      Mr.  Compton  resigned  from the  positions  of Chairman of the Board,  Chief  Executive  Officer and as a
         member of the Board of Directors on November 19, 2002.
(2)      Includes grossed up life and health insurance and personal use of a Company automobile.

                                                 Option Grants in Last Fiscal Year

                                                       Individual Grant
                             ______________________________________________________________________________________
                                                                                             Potential Realizable
                                                                                            Value at Assumed Annual
                               Number of        Percent of                                    Rates of Stock Price
                               Securities      Total Options                                   Appreciation For
                               Underlying       Granted to       Exercise                        Option Term (2)
                                Options        Employees in         Or          Expiration   ____________________
Name                          Granted (1)      Fiscal Year      Base Price        Date          5%         10%
_________________             ____________      ___________     ___________     __________   _______    _________

William W. Compton                4,164              1.5%         $26.412     2/16/03 (3)    $69,166     $175,279
                                 23,836              8.5%         $24.011     2/16/03 (3)   $359,933     $912,141

Christopher B. Munday            22,000              7.9%         $24.011        4/3/12     $332,209     $841,882

Richard J. Domino                 5,000              1.8%         $24.011        4/3/12      $75,502     $191,337

Gregory L. Williams              18,000              6.4%         $24.011        4/3/12     $271,807     $688,812

N. Larry McPherson               15,000              5.4%         $24.011        4/3/12     $226,506     $574,010

________________________________

(1)  These options vested on the date of grant.
(2)  Potential  realizable  value is based on an assumption that the  price for  the Common  Stock  appreciates  at the annual rate shown  (compounded  annually)  from the date of grant until the end of the option term, net of exercise  price.  The values are  calculated  based upon SEC  regulations  and do not  reflect  the  Company's estimate of future growth in stock price.
(3)  As a result of Mr.  Compton's  resignation  on November 19, 2002,  options held by Mr.  Compton  expire on
     February 17, 2003.

                                        Fiscal Year-End Option Values
                                                                              Value of Unexercised
                                     Number of Securities Underlying              In-the-Money
                                           Unexercised Options                      Options
   Name                                     At Fiscal Year-End                At Fiscal Year-End (1)
  _________________                  _______________________________     ______________________________
                                     Exercisable       Unexercisable     Exercisable      Unexercisable
                                     ___________       _____________     ___________      _____________

   William W. Compton                  271,000                   -          $293,026                -

   Christopher B. Munday                68,668              53,332            $2,500           $1,250

   Richard J. Domino                   112,300                   -          $109,425                -

   N. Larry McPherson                   51,000                   -           $13,750                -

   Gregory L. Williams                  53,000                   -                 -                -
____________________________________

(1)      Represents the difference  between the exercise price of the options and $14.25,  the fair market value of a share of Common Stock as of September 28, 2002.

         Employment Arrangements.

         Christopher B. Munday.  The Company's  employment  agreement  with Mr. Munday  provides for a continuously remaining term of three years.  Notwithstanding  the  foregoing,  in the event the agreement has not otherwise been terminated,  it will terminate  automatically  at the end of the Company's  fiscal year in which Mr. Munday reaches age 65. The  agreement  provides  for an annual  base  salary  (currently  $500,000)  subject  to a minimum  annual increase equal to the increase in the CPI for the  immediately  preceding  twelve months.  By contract,  Mr. Munday is also  entitled to an annual  performance  bonus of up to 100% of his base salary.  To the extent  authorized  by the Stock  Option and  Compensation  Committee  of the  Company's  Board of  Directors,  Mr.  Munday  also shall be entitled to  participate  in such bonus  programs and other benefit plans as are generally  made available to other executive officers of the Company.

         If the  Company  terminates  the  agreement  for any  reason  other than  cause or Mr.  Munday's  death or disability,  the Company  shall pay Mr.  Munday a severance  payment  equal to three times the sum of Mr.  Munday's base salary as in effect  immediately  prior to the  termination  date,  plus the greater of Mr.  Munday's  highest annual cash bonus  during any of the last three full fiscal  years prior to the  termination  date or Mr.  Munday's highest  annual cash bonus during any  thirty-six  month period of employment  prior or subsequent to the effective date of the  employment  agreement.  The  agreement  further  provides  that,  if Mr.  Munday is  terminated by the
Company for cause,  Mr. Munday will not be entitled to any  separation  benefits and Mr.  Munday's  salary,  bonus, benefits and business expense  reimbursements  shall cease as of the date of termination,  except that payments due to Mr.  Munday and not paid up to the date of such  termination  will be paid to Mr. Munday within five (5) days of such  termination.  If the  agreement  is  terminated  by Mr.  Munday for good  reason,  Mr.  Munday will receive a severance  payment equal to three times the sum of his base salary as in effect  immediately  prior to termination, plus the greater of Mr.  Munday's  highest  annual cash bonus  during any of the last three full fiscal years prior to the  termination  date or Mr.  Munday's  highest  annual  cash  bonus  during  any  thirty-six  month  period of employment  prior or subsequent to the effective date of the employment  agreement.  If Mr.  Munday's  agreement is terminated  by reason of a change in control,  the Company  shall pay Mr. Munday an amount equal to three times his base salary as in effect immediately prior to the termination date, plus the greater of Mr. Munday's highest annual cash bonus during any of the last three full fiscal  years  prior to the  termination  date or Mr. Munday's highest annual cash bonus during any thirty-six month period of employment prior or subsequent to the effective date of the employment  agreement.  During  the two year  period following  termination of employment other than as a result of disability or for a business reason (as defined therein), Mr. Munday shall not engage in or have any  impermissible financial interest in any business that is engaged in the  merchandising,  manufacturing, distribution or marketing of men's casual pants, shirts or jeans in the United States, Great Britain or Australia.

         Richard J. Domino.  The  Company's  employment  agreement  with Mr.  Domino  provides  for a  continuously remaining  term of  twelve  months.  Notwithstanding  the  foregoing,  in the  event  the  agreement  has not  been otherwise terminated,  it will terminate  automatically at the end of the Company's fiscal year in which Mr. Domino reaches  age 65. The  agreement  provides  for an annual  base  salary  (currently  $395,000)  subject to a minimum annual  increase equal to the increase in the CPI for the immediately  preceding  twelve months.  By contract,  Mr.
Domino is also entitled to an annual performance bonus of up to 100% of his base salary.

         The agreement  provides that, if Mr. Domino's  employment is terminated without cause (as defined therein)
by the  Company,  he shall be  entitled  to  severance  payments,  at his annual  base  salary  rate at the time of termination  until the first to occur of the date on which Mr.  Domino  obtains  subsequent  employment or the last date of the remaining  term under the employment  agreement.  However,  if Mr.  Domino's  annual cash  compensation rate for the subsequent  employment is less than his annual base salary at the termination  date, the Company shall pay Mr. Domino the  difference.  The agreement  further  provides  that, if Mr. Domino is terminated by the Company for cause,  Mr. Domino will not be entitled to any separation  benefits and Mr. Domino's  salary,  bonus,  benefits and business  expense  reimbursements  shall cease as of the date of  termination,  except that payments due to Mr.
Domino and not paid up to the date of such  termination  will be paid to Mr. Domino within  forty-five (45) days of such termination.  During the one year period following  termination of employment,  Mr. Domino shall not engage in or have any impermissible  financial interest in any business that is engaged in the merchandising,  manufacturing, distribution or marketing of men's casual pants, shirts or jeans.

         Gregory L. Williams.  The Company's  employment  agreement with Mr.  Williams  provides for a continuously remaining  term of  thirty-six  months.  Notwithstanding  the  foregoing,  in the event the  agreement has not been otherwise  terminated,  it will  terminate  automatically  at the end of the  Company's  fiscal  year in which  Mr.
Williams  reaches  age 65. The  agreement  provides  for an annual base salary  (currently  $465,000)  subject to a minimum  annual  increase  equal  to the  increase  in the CPI for the  immediately  preceding  twelve  months.  By contract,  Mr. Williams is also entitled to an annual  performance  bonus of up to 100% of his base salary.  To the extent  authorized  by the Stock  Option and  Compensation  Committee  of the  Company's  Board of  Directors,  Mr.
Williams  also shall be entitled to  participate  in such bonus  programs and other  benefit plans as are generally made  available  to other  executive  officers of the  Company.  The  agreement  provides  that,  if Mr.  Williams'
employment  is  terminated  for a business  reason by the Company  (as  defined  therein) he shall be entitled to a severance  payment  equal to three  times  the sum of his  annual  salary  as in  effect  immediately  prior to the termination  date,  plus the greater of Mr.  Williams'  highest annual cash bonus during any of the last three full fiscal years prior to the termination date or Mr.  Williams'  highest annual cash bonus during any thirty-six month period of  employment  prior or  subsequent  to the  effective  date of the  employment  agreement.  The  agreement further  provides that, if Mr.  Williams is terminated by the Company for cause,  Mr. Williams will not be entitled to any separation  benefits and Mr. Williams' salary,  bonus,  benefits and business expense  reimbursements  shall cease as of the date of  termination,  except that payments due to Mr. Williams and not paid up to the date of such termination  will be paid to Mr. Williams  within five (5) days of such  termination.  If Mr.  Williams  terminates his employment  for good reason (as defined  therein) he will be entitled to a payment equal to three times the sum of his  annual  base  salary as in effect  immediately  prior to the  termination  date,  plus the  greater  of Mr.
Williams'  highest annual cash bonus during any of the last three full fiscal years prior to the  termination  date or Mr.  Williams'  highest annual cash bonus during any thirty-six  month period of employment  prior or subsequent to the  effective  date of the  employment  agreement.  If Mr.  Williams'  agreement is  terminated  by reason of a change in control,  the Company  shall pay Mr. Williams an amount equal to three times his base salary as in effect immediately  prior to the termination  date, plus the greater of Mr. Williams' highest annual cash bonus during any of the last three full fiscal years prior to the termination date or Mr. Williams' highest annual cash bonus during any thirty-six month period of employment prior or subsequent  to the effective  date of the employment  agreement.
During  the two year  period  following  termination of employment,  other than as a result of disability  or for a business reason  (as defined  therein),  Mr.  Williams  shall  not  engage  in or have  any impermissible financial interest in any business that is in fact competing with the Company.

         N. Larry McPherson.  The Company's  employment  agreement with Mr.  McPherson  provides for a continuously remaining  term of  twenty-four  months.  Notwithstanding  the  foregoing,  in the event the agreement has not been otherwise  terminated,  it will  terminate  automatically  at the end of the  Company's  fiscal  year in which  Mr.
McPherson  reaches age 65. The  agreement  provides  for an annual base salary  (currently  $260,000)  subject to a minimum  annual  increase  equal  to the  increase  in the CPI for the  immediately  preceding  twelve  months.  By contract,  Mr. McPherson is also entitled to an annual  performance  bonus of up to 100% of his base salary. To the extent  authorized  by the Stock  Option and  Compensation  Committee  of the  Company's  Board of  Directors,  Mr.
McPherson  also shall be entitled to  participate  in such bonus  programs and other benefit plans as are generally made  available to other  executive  officers of the Company.  The  agreement  provides  that,  if Mr.  McPherson's employment  is  terminated  for a business  reason by the Company  (as  defined  therein) he shall be entitled to a severance  payment  equal to two times the sum of his  annual  base  salary as in effect  immediately  prior to the termination  date,  plus the greater of Mr.  McPherson's  highest annual cash bonus during any of the last two full fiscal years prior to the  termination  date or Mr.  McPherson's  highest annual cash bonus during any  twenty-four month period of employment  prior or subsequent to the effective  date of the employment  agreement.  The agreement further  provides  that,  if Mr.  McPherson  is  terminated  by the Company for cause,  Mr.  McPherson  will not be
entitled  to  any  separation  benefits  and  Mr.  McPherson's  salary,   bonus,   benefits  and  business  expense
reimbursements  shall cease as of the date of termination,  except that payments due to Mr.  McPherson and not paid up to the date of such  termination  will be paid to Mr.  McPherson  within five (5) days of such  termination.  If
Mr.  McPherson  terminates  his  employment  for good reason (as defined  therein) he will be entitled to a payment equal to two times the sum of his annual base salary as in effect  immediately  prior to the termination date, plus the greater of Mr.  McPherson's  highest  annual cash bonus  during any of the last two full fiscal  years prior to the  termination  date or Mr.  McPherson's  highest  annual  cash bonus  during  any  twenty-four  month  period of employment  prior or subsequent to the effective date of the employment  agreement.  If Mr.  McPherson's  agreement is terminated by reason of a change in control, the Company shall pay Mr. McPherson of an amount equal to two times his base  salary as in  effect  immediately  prior to the  termination  date,  plus the  greater of Mr. McPherson's highest  annual  cash  bonus  during  any of the  last two full  fiscal years prior to the termination  date or Mr.
McPherson's highest annual cash bonus during any twenty-four month period of employment  prior or subsequent to the effective date of the employment agreement.  During the two year period following termination of employment,  other than as a  result of  disability or a business reason (as defined  therein),  Mr.  McPherson shall not engage in or have any impermissible financial interest in any business that is in fact competing with the Company.

Severance Agreement With William W. Compton

         In  connection  with Mr.  Compton's  resignation  from the Company in November  2002,  the Company and Mr.
Compton entered into a Separation  Agreement,  General  Release of All Claims and Covenant Not To Sue.  Pursuant to
this  Separation  Agreement,  the Company  paid Mr.  Compton  severance  of  approximately  $4,600,000  in cash and property.  In addition,  the Company agreed to provide Mr. Compton and his spouse  continuing  healthcare  benefits until they reach age 65, subject to certain  exceptions,  and agreed to release Mr. Compton from all claims that it may have against Mr. Compton, subject to certain exceptions.

         In consideration  for such payments,  Mr. Compton provided the Company with a release from all claims that he may have  against the Company and from all  contractual  rights  that he had with  respect to the  Company.  Mr.
Compton also agreed to certain  provisions  regarding (i)  non-disclosure of confidential  information for a period of five years, (ii)  non-competition  with the Company's  businesses,  including the merchandising,  manufacturing, distribution or marketing of casual and  dress-casual  pants,  shorts,  denim jeans,  and woven and knit shirts for men, women, boys and girls in The United States of America, Mexico, Europe,  Australia,  Canada and New Zealand for
a period of 30  months,  subject  to limited  exceptions,  and (iii)  non-solicitation  of  Company  customers  and employees for a period of 30 months.  Mr. Compton also agreed to other  restrictions  on his activities  related to the Company,  including without  limitation,  activities  relating to seeking control of the Company and voting his shares of Common Stock.

Stock Option and Compensation Committee Report on Executive Compensation.

         Introduction.  Under the rules of the Securities and Exchange Commission (the  "Commission"),  the Company
is required to provide certain information  concerning  compensation of the Company's chief executive officer,  and the Named  Executive  Officers for Fiscal  2002.  The  disclosure  requirements  include a report of the  committee
responsible  for  compensation   decisions  for  the  Named  Executive  Officers,   explaining  the  rationale  and
considerations that led to those compensation decisions.

         Stock  Option  and  Compensation   Committee  Role.  The  Stock  Option  and  Compensation   Committee  is
responsible for the Company's  compensation  program for its executive  officers and officers,  including the Named
Executive Officers,  including salaries,  bonuses,  termination  arrangements and other executive officer benefits, and  establishing  the  compensation of the Company's  Directors.  The Stock Option and  Compensation  Committee is
also  responsible for the  administration  of the Company's stock option plans,  including the recipients,  amounts and terms of stock option grants thereunder.

         Compensation  Philosophy.  The compensation  philosophy for executive  officers conforms  generally to the compensation  philosophy  followed for all of the Company's  employees.  The Company's  compensation is designed to maintain  executive  compensation  programs and policies that enable the Company to attract and retain the services of highly qualified  executives at a compensation level  commensurate with their skill and experience.  In addition to base salaries,  executive  compensation  programs and policies consisting of performance-based and discretionary cash bonuses and periodic  grants of stock  options are designed to reward and provide  incentives  for  individual contributions as well as overall Company performance.

         The  Stock  Option  and  Compensation   Committee  monitors  the  operation  of  the  Company's  executive compensation  policies.  Key elements of the Company's  compensation  program consists of base salary,  annual cash bonuses and periodic grants of stock options (which the Stock Option and Compensation Committee  administers).  The
Company's policies with respect to these elements,  including the basis for the compensation  awarded the Company's chief executive  officer,  are discussed below.  While the elements of compensation  described below are considered separately,  the Board of Directors  and the Stock  Option and  Compensation  Committee  take into account the full compensation  package  offered  by the  Company  to the  individual,  including  health  care and  other  insurance benefits.

         Base Salaries.  The Company has established  competitive annual base salaries for all officers,  including the Named  Executive  Officers.  Effective as of the initial public  offering,  the Company entered into employment agreements  with each of its  executive  officers.  The original  employment  contract  for Mr.  Domino is still in effect.  During  July 2002,  the Company  entered  into  new employment agreements with Messrs. Compton, McPherson,
Munday and Williams.  The  employment  agreement for Mr. Compton was terminated in  connection with his resignation in November 2002.  The employment agreements  for Messrs.  Munday and Williams  provide for initial  terms of three years,  with  "evergreen"  terms of three years.  The employment  agreement for Mr. Domino  provided for an initial term of three years, with a one year "evergreen"  renewal that is now in effect.  The employment  agreement for Mr.
McPherson  provides  for an initial  term of two years,  with an  "evergreen"  term of two  years.  See  "Executive
Compensation-Employment  Agreements."  The annual  base  salaries  for each of the  Company's  executive  officers, including  the  Company's  chief  executive  officer,  reflect  the  subjective  judgment  of the Stock  Option and
Compensation  Committee  based on the  consideration  of the  executive  officer's  position  and  tenure  with the
Company,  the Company's needs, and the executive officer's individual  performance,  achievements and contributions to the growth of the Company,  and empirical data establishing  compensation levels for other comparable  positions in the industry.  The minimum  annual  percentage  increase in base salary under each of the  foregoing  employment agreements is the percentage increase in the CPI.

         Mr. Compton's annual  base  salary  as  the  Company's   chief   executive   officer  was   $1,000,000 for
Fiscal 2002. The Board of Directors and the Stock Option and  Compensation Committee  believe that this annual base salary is consistent  with  the salary range  established  for this  position  based on the factors noted above and
Mr. Compton's prior experience and managerial expertise, his knowledge of the Company's operations and the industry in which it operates.  See "Severance Agreement With William W. Compton."

        Annual Bonus.  Pursuant  to their respective employment  agreements,  each of the Company's Named Executive
Officers is eligible for an annual cash bonus.  By contract,  Messrs.  Domino,  McPherson,  Munday and Williams are
entitled to annual  performance  bonuses of 100% or more of their  respective  base  salaries.  The annual  bonuses paid  to  Messrs.  Munday,  Williams and  McPherson in Fiscal 2002 exceeded 100% of their  respective base salaries primarily due to the  extraordinary  effort  associated with the completion of a successful  secondary  offering in
July 2002 through which the Company raised $64 million to repay debt and improve liquidity.

         Stock  Options.  Under the  Company's  various  stock option  plans,  stock  options may be granted to key employees,  including  executive  officers,  Directors and  consultants of the Company.  All stock option plans are administered by the Stock Option and  Compensation  Committee,  except for the  Non-Employee  Director Stock Option
Plan, which is intended to be self-governing.

         During  Fiscal  2002,  options to purchase  28,000  shares of Common  Stock were  granted to Mr.  Compton,
22,000  shares to Mr.  Munday,  5,000  shares  to Mr.  Domino,  18,000  shares to Mr.  Williams  and  15,000 to Mr.
McPherson.  The principal  factors  considered in determining  the granting of stock options to executive  officers of the Company,  including the Company's  chief executive  officer,  were the executive  officer's  tenure with the
Company,  his total cash compensation for the prior year, and his contributions  toward the Company's attainment of strategic goals.

Equity Compensation Plan Information

         The Company has adopted various  incentive and stock option plans since 1996,  under which it has reserved an aggregate of 1,760,000 shares of the Company's  common stock for issuance.  The per share exercise price of each stock option or similar  award  granted under these plans must be at least equal to the quoted fair market value of the stock on the date of grant.  The following  table  represents  the number of shares  issuable upon exercise and reserved for future issuance under these plans as of December 13, 2002.

_________________________________________________________________________________________________________
                                                                                 Number of securities
                                                                               remaining available for
                           Number of securities to be     Weighted-average      future issuance under
                            issued upon exercise of      exercise price of    equity compensation plans
                              outstanding options,      outstanding options,    (excluding securities
                              warrants and rights       warrants and rights    reflected in column (a))
    Plan category                     (a)                       (b)                      (c)
_________________________________________________________________________________________________________
   Equity compensation
   plans approved by
   security holders (1)             1,253,375                  $17.32                  66,173 (2)
_________________________________________________________________________________________________________
   Equity compensation
   plans not approved by
   security holders                   None                      None                     None
_________________________________________________________________________________________________________

          Total                     1,253,375                  $17.32                   66,173
_________________________________________________________________________________________________________

_________________________________

(1)      Includes  shares  issuable  upon exercise of options  granted under the Company's  1996 Stock Option Plan,
         1997 Stock Option Plan, 2000 Long-Term Incentive Plan, and Non-Employee Director Stock Option Plan.
(2)      Includes 1,157 shares  available for issuance under the 1997 Plan, 16 shares  available for issuance under the 2000 Plan,  and 65,000 shares  available for issuance  under the Director  Plan.  The 1996 Plan has no shares left available for issuance.

         Section 162(m)  Limitations.  Under Section  162(m) of the Internal  Revenue Code of 1986, as amended (the
"Code"), a tax deduction by corporate  taxpayers,  such as the Company, is limited with respect to the compensation of certain  executive  officers  unless such  compensation  is based upon  performance  objectives  meeting certain regulatory  criteria or is otherwise  excluded  from the  limitation.  Based upon the Board of  Directors'  and the
Stock Option and Compensation  Committee's  commitment to link  compensation  with performance as described in this report,  the Board of  Directors  and the Stock  Option  and  Compensation  Committee  currently  intend to qualify compensation  paid to the Company's  executive  officers for  deductibility  by the Company under Section 162(m) of the Code.

         Stock Option and Compensation Committee:
                  Eloy S. Vallina-Laguera, Chairman
                  Leslie J. Gillock
                  Charles J. Smith

         The report of the Stock Option and  Compensation  Committee shall not be deemed  incorporated by reference by any general  statement  incorporating by reference this proxy statement into any filing under the Securities Act of 1933,  as amended,  or under the  Securities  Exchange  Act of 1934,  as amended,  except to the extent that the
Company  specifically  incorporates  this  information by reference,  and shall not otherwise be deemed filed under such Acts.

         Stock Option and Compensation Committee Interlocks and Insider Participation.

         The members of the Stock Option and Compensation  Committee are Messrs.  Smith and Vallina-Laguera and Ms.
Gillock.  Except for Mr. Compton (who was on the  Compensation  Committee  until his resignation in November 2002), no officer or employee of the Company  participated  in  deliberations  of the  Compensation  Committee  concerning executive  officer  compensation  during the fiscal year ended  September 28, 2002. Mr. Compton did not participate in deliberations of the Compensation  Committee that related to his compensation.  Mr.  Vallina-Laguera  has voting power on all issues except for matters relating to Section 16 officers.

                              Report of the Audit Committee of the Board of Directors

         The Audit  Committee of the Board of Directors  (the "Audit  Committee")  is composed of four  independent
Directors and operates  under a written  charter  adopted by the Board of Directors on April 25, 2000 in accordance with  applicable  rules of the SEC and Nasdaq.  The members of the Audit  Committee are Benito F. Bucay,  Leslie J.
Gillock,  Martin W. Pitts and Eloy S.  Vallina-Garza.  The Audit  Committee  recommends  to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent certified public accountants.

         Management is responsible for the Company's  internal controls and the financial  reporting  process.  The independent  certified  public  accountants are  responsible  for performing an independent  audit of the Company's consolidated  financial  statements in accordance with generally  accepted auditing standards and to issue a report thereon.  The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context,  the Audit  Committee has met and held  discussions  with  management and the independent certified  public  accountants.  Management  represented  to the Audit  Committee  that the Company's  consolidated financial  statements  were prepared in accordance with generally  accepted  accounting  principles,  and the Audit
Committee has reviewed and discussed the  consolidated  financial  statements  with  management and the independent certified public  accountants.  The Audit Committee  discussed with the independent  certified  public  accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Company's  independent  certified public  accountants also provided to the Audit Committee the written disclosures  required  by  Independence  Standards  Board  Standard  No. 1  (Independence  Discussions  with  Audit
Committees),  and the Audit  Committee  discussed with the independent  certified  public  accountants  that firm's independence.

         Based  upon the  Audit  Committee's  discussion  with  management  and the  independent  certified  public accountants,  and the  Committee's  review of the  representation  of management and the report of the  independent certified public  accountants to the Audit Committee,  the Audit Committee  recommended that the Board of Directors include the audited  consolidated  financial  statements in the  Company's  Annual Report on Form 10-K for the year ended September 28, 2002 filed with the Securities and Exchange Commission.

         Audit Committee:

         Martin W. Pitts, Chairman
         Benito F. Bucay
         Leslie J. Gillock
         Eloy S. Vallina-Garza

         December 27, 2002

                                               AUDIT AND OTHER FEES

         For Fiscal 2002, Ernst & Young LLP billed the Company for various audit and non-audit services, as follows:

         Audit Fees. The aggregate fees billed by Ernst & Young for  professional  services  rendered in connection with such firm's audit of the Company's  Fiscal 2002  financial  statements,  including the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for such fiscal year, were $326,000.

         All Other  Fees.  The  aggregate  fees  billed by Ernst & Young for all  other  services  rendered  to the
Company in Fiscal 2002 were  $463,000,  which  included fees for  tax-related  services and special  projects.  The
Audit Committee,  in conducting its review of auditor independence,  considered whether the performance of services by the  independent  certified  public  accountants  in  addition  to their  audit  services  was  compatible  with maintaining the independence of Ernst & Young as auditors.

                                          CERTAIN TRANSACTIONS AND RELATED PARTIES

         The Audit  Committee of the Board of Directors is responsible for reviewing all  transactions  between the
Company and any  officer or  Director  of the Company or any entity in which an officer of Director  has a material interest.  Any such  transactions  must be on terms no less  favorable  than  those that  could be  obtained  on an arms-length basis from independent third parties.

         One of the Company's  subsidiaries  contracts  distribution and freight services in the ordinary course of business  from Accel,  S.A. de C.V.,  a thirteen  percent  shareholder  of the  Company.  Fees for these  services, including taxes amounted to  approximately  $367,000 for Fiscal 2002.  Messrs.  Vallina-Laguera  and  Vallina-Garza
are affiliates of Accel.  See "Election of Directors" and "Stock Ownership."

                                                  Stock Ownership

         The following  table sets forth certain  information  with respect to the  beneficial  ownership of Common
Stock of the Company as of November  30,  2002 by (i) each person who is known by the Company to  beneficially  own more than five  percent of the Common  Stock,  (ii) each  nominee for  Director of the  Company,  (iii) each of the
Named Executive Officers (as defined under "Election of Directors -- Executive  Compensation"  above), and (iv) all officers and Directors as a group.
                                                                               Shares Beneficially
                                                                                      Owned
                                                                       ------------------------------------
Name and Address of Beneficial Owner (1)                                                     Percentage
----------------------------------------                                     Shares           of Class
                                                                             ------           --------

Benito F. Bucay   (2) ...........................................               3,334            *

Richard J. Domino (3)............................................             125,400            1.1%

Leslie J. Gillock (4) ...........................................              35,350            *

Michael Kagan (5)................................................             503,400            4.6%

N. Larry McPherson (6) ..........................................              58,500            *

Christopher B. Munday (7) .......................................             103,827            *

Martin W. Pitts (8) .............................................               9,334            *

Charles J. Smith  (9)............................................              15,000            *

Eloy S. Vallina-Garza (8)(10)....................................           1,460,784            13.2%

Eloy S. Vallina-Laguera (4)(10)..................................           1,485,450            13.4%

Gregory L. Williams (11) ........................................              76,200            *

Accel, S.A. de C.V. (10)
Virginia Fabregas No. 80,
Col. San Rafael, 06470 Mexico, D.F. .............................           1,450,450            13.1%

Fidelity Management & Research (12)
82 Devonshire Street
Boston, MA 02109.................................................           1,435,170            13.0%

Lord, Abbett & Co. (13)
90 Hudson Street
Jersey City, NJ 07302............................................           1,239,988            11.2%

William W. Compton (14)..........................................           1,014,601            9.0%

T. Rowe Price Associates, Inc. (15)
100 East Pratt Street
Baltimore, MD 21202..............................................             703,300            6.4%

Deutch Bank AG (16)
Taunusanlage 12
60325 Frankfurt am Main, Germany ................................             594,336            5.4%

Essex Investment Management Company, L.L.C. (17)
125 High Street, 29th Floor
Boston, MA 02110.................................................             588,225            5.3%

All Directors and officers as a group (11 persons)...............           2,426,129            21.1%

________________________________

*Less than 1%.

(1)    Except  as  indicated in the  footnotes  set forth  below,  the persons  named in the table have sole voting and  investment  power with  respect to all  shares  shown as  beneficially  owned by them.  The  numbers of shares shown include shares that are not currently  outstanding but which certain  shareholders are entitled to acquire or will be entitled to acquire within 60 days,  upon the exercise of stock  options.  Such shares are deemed to be  outstanding  for the purpose of  computing  the  percentage  of Common  Stock owned by the particular  shareholder  and by the group but are not deemed to be outstanding  for the purpose of computing the  percentage  ownership of any other person.  Except as indicated in the table,  the business  address of all persons named in the table is 4902 W. Waters Avenue, Tampa, Florida 33634-1302.
(2)    Represents 3,334 shares of Common Stock issuable upon the exercise of vested stock options.
(3)    Includes 122,300 shares of Common Stock issuable upon the exercise of vested stock  options.  Includes 1,100 shares held as custodian for the benefit of his minor children.
(4)    Includes 35,000 shares of Common Stock issuable upon the exercise of vested stock options.
(5)    Includes 353,500 shares of Common Stock held by the Kagan Family Limited Partnership.
(6)    Represents 58,500 shares of Common Stock issuable upon the exercise of vested stock options.
(7)    Includes 100,327 shares of Common Stock issuable upon the exercise of vested stock options. Does not include
       53,332 shares of Common Stock issuable upon the exercise of nonvested stock options.
(8)    Includes 8,334 shares of Common Stock issuable upon the exercise of vested stock  options.  Does not include
       6,666 shares of Common Stock issuable upon the exercise of nonvested stock options.
(9)    Represents 15,000 shares of Common Stock issuable upon the exercise of vested stock options.
(10)   Based on a  Schedule  13G filed with the  Commission on February 17, 1998.  Includes  1,450,450  shares held by Accel. Mr.  Vallina-Laguera  owns directly  130,862,957 shares, or 39.2%, of the outstanding Common Stock of Accel.  In addition,  he controls  companies that hold  46,414,851  shares,  or 13.9%, of the outstanding
       Common  Stock  of  Accel.  Mr.   Vallina-Garza  is  a  Director  of  Accel.  The  business  address  of  Mr.
       Vallina-Laguera is Av. Zarco No. 2401., Col. Zarco,  Chihuahua,  Chih.,  Mexico, and the business address of
       Mr. Vallina-Garza is 4171 N. Mesa, Bldg D, El Paso, Texas 79902.
(11)   Includes  58,000  shares of Common  Stock  issuable  upon the  exercise of vested  stock  options.  Includes
       18,280 shares held as trustee.
(12)   Based on a Schedule  13F-HR  filed with the  Commission  on  November  14,  2002.  Fidelity  Management  &
       Research reports sole voting power of 740,070 shares of Common Stock and 695,100 shares as other.
(13)   Based on a Schedule  13F-HR/A  filed with the Commission on October 10, 2002.  Lord,  Abbett & Co. reports sole voting power of 1,239,988 shares of Common Stock and sole dispositive power of 1,239,988 shares.
(14)   Includes  196,000 shares of Common Stock held by the Compton Family Limited  Partnership and 18,280 shares held in trust for his children and  grandchildren.  Also includes  246,001  shares of Common Stock  issuable
       upon the exercise of vested stock options.   See "Severance Agreement With William W. Compton."
(15)   Based on a Schedule 13F-HR filed with the Commission on November 13, 2002.  T. Rowe Price  Associates,  Inc.
       reports sole voting power of 91,900 shares of Common Stock and 611,400 shares as other.
(16)   Based on a Schedule  13F-HR/A  filed  with the  Commission  on November 26, 2002.  Deutsche Bank AG  reports sole voting power of 483,636 shares of Common Stock and 110,700 shares as other.
(17)   Based on a Schedule  13F-HR  filed  with the  Commission on October 15, 2002.  Essex  Investment  Management
       Company, L.L.C. reports sole voting power over 461,475 shares of Common Stock and 126,750 shares as other.

Shareholder Return Comparison

         The Company's  Common Stock began trading on the Nasdaq  National Market on October 29, 1997 in connection with  the  Company's  initial  public  offering.  The  price  information  reflected  for the  Common  Stock in the following  performance  graph represents the closing sale price of the Common Stock for the period from October 29,
1997 through  September 28, 2002. The performance graph compares the cumulative  shareholder  returns on the Common
Stock with the Nasdaq Stock  Market  Index (U.S.  Companies)  and a Peer Index (as  described  below) over the same period  (assuming the investment of $100 in the Company's  Common Stock,  the Nasdaq Stock Market (U.S.  Companies)
and the Peer Index on October 29, 1997, and reinvestment of all dividends).

                        THE FOLLOWING TABLE WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL

                                                      FY 1997   FY 1998  FY 1999  FY 2000  FY 2001  FY 2002
Company/Market/Index

Tropical Sportswear Int'l Corporation                  100.00   148.22   151.30   138.10   137.66   115.74
NASDAQ US Only                                         100.00   102.10   173.30   231.10    94.44    77.04
Customer Selected Stock List                           100.00    85.30    72.20    60.70    69.05    88.59

         Total return  calculations  for the Nasdaq Stock  Market  Index (U.S.  Companies)  and the Peer Index were prepared by Media  General  Financial  Services in Richard,  VA. The Peer Index is composed of the stocks of Haggar
Clothing Co. (HGGR),  Hartmarx  Corporation (HMX),  Kellwood Company (KWD),  Oxford  Industries,  Inc. (OXM), Perry
Ellis  Int'l,  Inc.  (PERY),  Philips-Van  Huesen  Corporation  (PVH),  Tarrant  Apparel  Group  (TAGS),  and  V.F.
Corporation  (VFC).  Specific  information  regarding the companies  comprising  the Peer Index will be provided to any  shareholder  upon  request  to  Gregory  L.  Williams,  the  Secretary  of the  Company.  The peer  group  was determined based on management's experience and in consultation with an industry expert.

                                                    PROPOSAL II

                             AMENDMENT TO THE COMPANY'S 2000 LONG TERM INCENTIVE PLAN

         The Company  currently  maintains  the 1996 Stock  Option Plan,  the 1997 Stock Option Plan,  and the 2000
Long Term  Incentive  Plan,  under  which  stock  options  may be granted to  employees,  officers,  directors  and consultants  of the Company.  As of December 13, 2002 there were an aggregate of 1,173 shares  remaining  available for awards under these plans. The Board of Directors  recommended,  subject to shareholder  approval,  an amendment to the 2000 Plan to make an additional  1,600,000  shares  available for issuance under the 2000 Plan, as described below.

         A summary of the 2000 Plan,  as proposed to be amended,  is set forth  below.  The summary is qualified in its entirety by the full text of the 2000 Plan. The Company will provide,  upon request and without charge,  a copy of the full text of the 2000 Plan to each  person to whom a copy of this Proxy  Statement  is  delivered.  Requests should be directed to: Gregory L. Williams, the Secretary of the Company.

General

         The purpose of the 2000 Plan is to enable the  Company and its  subsidiaries  to compete  successfully  in attracting,  motivating and retaining  employees,  officers and directors with  outstanding  abilities by making it possible  for them to purchase  Common Stock on terms that will give them a direct and  continuing  interest in the future  success of the  businesses of the Company and its  subsidiaries  and encourage them to remain in the employ of the  Company or one or more of its  subsidiaries.  As of  November  30,  2002,  there were  approximately  1,050 persons eligible to participate in the 2000 Plan.

         The 2000 Plan authorizes the granting of awards to employees,  officers,  directors and consultants of the
Company in the following forms:

       o   options to purchase shares of Common Stock,
       o   stock appreciation rights,
       o   restricted stock,
       o   performance awards payable in stock or cash,
       o   dividend equivalents, and
       o   other stock-based awards.

         Subject to  adjustment  as  provided  in the 2000 Plan,  the  aggregate  number of shares of Common  Stock reserved and available for options  currently is 500,000,  of which only 16 shares remain  available for grant. The aggregate  number of shares  available for options  under the Plan is proposed to be increased to 2,100,000,  which would allow the Company to issue up to 1,600,000 additional shares under the 2000 Plan.

         Pursuant to Section  162(m) of the Code, the Company may not deduct  compensation  in excess of $1 million paid to its chief executive officer and the four next most highly  compensated  executive  officers of the Company.
The 2000 Plan is designed to comply with Code  Section  162(m) so that the grant of options  will be excluded  from the  calculation of annual  compensation  for purposes of Code Section  162(m) and will be fully  deductible by the
Company.  No more than 10% of the shares  authorized  under the 2000 Plan may be granted as awards of restricted or unrestricted  stock or  performance  awards.  The maximum  number of shares of Common  Stock with respect to one or more options or stock  appreciation  rights that may be granted during any one calendar year under the 2000 Plan to any one person is 200,000.  The maximum fair market value of any awards  (other than options or stock  appreciation rights) that may be received by a  participant  (less any  consideration  paid by the  participant  for such award)
during any one calendar year under the 2000 Plan is $4,000,000.

Administration

         The 2000 Plan is  administered  by the Stock Option and  Compensation  Committee.  The  Committee  has the
power,  authority  and  discretion to designate  participants;  determine the type of options to be granted to each participant and the terms and conditions  thereof;  establish,  adopt or revise any rules and regulations as it may deem necessary or advisable to administer the 2000 Plan; and make all other decisions and  determinations  that may be required under, or as the Committee deems necessary or advisable to administer,  the 2000 Plan.  Notwithstanding any provision of the 2000 Plan to the contrary,  any  determination or  interpretation  to be made by the Committee with regard to the any question arising under the 2000 Plan may be made by the Board.

Options

         Pursuant to the 2000 Plan,  the  Committee is authorized to grant  options,  which may be incentive  stock options,  non-qualified  stock options,  restricted  stock,  stock  appreciation  rights or  performance  shares to participants.  All options will be evidenced by a written agreement between the Company and the participant,  which will include such  provisions as may be specified by the Committee,  provided that the terms of any incentive stock option must meet the requirements of Section 422 of the Code.

Stock Appreciation Rights

         The  Committee  may also grant stock  appreciation  rights  (SARs).  These provide the holder the right to receive the excess,  if any, of the fair market value of one share of Common  Stock on the date of  exercise,  over the base price of the stock  appreciation  right as  determined by the  Committee,  which will not be less than the fair market value of one share of Common Stock on the grant date.

Restricted Stock Awards

         The  Committee  may make  awards of  restricted  stock to  participants,  which  will be  subject  to such
restrictions  on  transferability  and  other  restrictions  as  the  Committee  may  impose  (including,   without
limitation,  limitations on the right to vote restricted  stock or the right to receive  dividends,  if any, on the restricted stock).

Performance Awards

         The Committee may grant performance  awards that are designated in cash  (performance  units) or in shares of Common Stock (performance  shares).  The Committee will have the complete  discretion to determine the number of performance  awards  granted to any  participant  and to set  performance  goals and other terms or  conditions  to payment of the  performance  awards in its  discretion  which,  depending on the extent to which they are met, will determine the number and value of performance awards that will be paid to the participant.

Dividend Equivalents

         The  Committee is authorized  to grant  dividend  equivalents  to  participants  subject to such terms and conditions as may be selected by the Committee.  Dividend  equivalents  entitle the participant to receive payments equal to  dividends  with  respect  to all or a portion  of the  shares of Common  Stock  subject  to an award,  as determined by the Committee.

Other Stock-Based Awards

         The Committee may, subject to limitations  under  applicable law, grant to participants  such other awards that are payable in,  valued in whole or in part by  reference  to, or  otherwise  based on or related to shares of
Common Stock as deemed by the Committee to be  consistent  with the purposes of the 2000 Plan,  including,  without limitation,  shares of Common Stock awarded  purely as a bonus and not subject to any  restrictions  or conditions, convertible  or  exchangeable  debt  securities,  other rights  convertible or  exchangeable  into shares of Common
Stock,  and awards  valued by reference to book value of shares of Common  Stock or the value of  securities  of or the  performance  of specified  parents or  subsidiaries.  The Committee will determine the terms and conditions of any such awards.

Performance Goals

         Options and SARs granted under the 2000 Plan will automatically  qualify as performance-based  awards that are fully  deductible  by the Company  without  regard to the $1 million  deduction  limit  imposed by Code Section
162(m).  The committee may  designate any other award under the 2000 Plan (such as, for example,  a cash  incentive bonus or  restricted  stock  award)  as a  qualified  performance-based  award in  order  to make the  award  fully deductible  under Code Section  162(m).  If an award is so designated,  the committee  must  establish  objectively determinable performance goals for the award based on one or more of the following performance criteria:

    o    achievement  by the Company or a parent or subsidiary of a specified  target  return,  or target growth in return, on equity or assets,
    o    the Company's stock price,
    o    the Company's total shareholder  return (stock price appreciation plus reinvested  dividends)  relative to a defined comparison group or target over a specific performance period,
    o    the  achievement by a business unit of the  Corporation,  Parent or Subsidiary of a specified  target,  or target growth in, revenue,  profit  contribution,  net income, EBIT (earnings before interest and  taxes),
         EBITDA (earnings before interest, taxes, depreciation and amortization), or earnings per share.

         The Committee must  establish  such goals prior to the beginning of the period for which such  performance goal relates (or such later date as may be permitted under  applicable tax  regulations)  and the Committee may not increase any award or, except in the case of certain  qualified  terminations of employment,  waive the achievement of any specified  goal. Any payment of an award granted with  performance  goals will be conditioned on the written certification  of the Committee in each case that the  performance  goals and any other  material  conditions  were satisfied.

Prohibition on Repricing

         The Company may not extend the original  term of any option  granted  under the 2000 Plan,  or directly or indirectly  reduce the exercise  price of any such option (other than pursuant to the  recapitalization  provisions of the 2000 Plan), without the prior approval of the shareholders of the Company.

Limitations on Transfer; Beneficiaries

         No Option will be assignable or  transferable  by a participant  other than by will or the laws of descent and distribution,  except that a participant may, with the consent of the Committee,  transfer  non-qualified stock options,  without consideration,  to his or her spouse, children or grandchildren (or to one or more trusts for the benefit of any such family  members or to one or more  partnerships  in which any such family  members are the only partners).

Acceleration Upon Certain Events

         Except as otherwise  provided in the award agreement,  if a participant dies or becomes disabled,  or if a change in control of the Company occurs, all of the participant's  outstanding options,  stock appreciation rights, and other awards in the nature of rights that may be exercised will become fully  exercisable and all  restrictions on  outstanding  awards will lapse.  In  addition,  the Board or the  Committee  may in its  discretion  accelerate awards for any other reason.  The  Committee  may  discriminate  among  participants  or among awards in exercising such discretion.

Adjustments

          In the event of a stock  split,  a  dividend  payable  in shares of Common  Stock,  or a  combination  or consolidation  of the Common Stock into a lesser number of shares,  the share  authorization  limits under the 2000
Plan will automatically be adjusted  proportionately,  and the shares then subject to each award will automatically be adjusted  proportionately  without any change in the aggregate  purchase price for such award. If the Company is involved in another  corporate  transaction or event that affects the Common Stock,  such as an extraordinary  cash dividend, recapitalization,  reorganization,  merger, consolidation, split-up, spin-off, combination or exchange of shares,  the share  authorization  limits under the 2000 Plan will be adjusted  proportionately,  and the Committee may adjust outstanding awards to preserve the benefits or potential benefits of the awards.

Termination and Amendment

         The Board may terminate or amend the 2000 Plan without shareholder approval;  provided,  however, that the
Board or Committee may condition any amendment on the approval of  shareholders  of the Company if such approval is necessary or deemed advisable with respect to tax,  securities or other  applicable laws,  policies or regulations.
No termination,  amendment,  or modification of the 2000 Plan may adversely  affect any Option  previously  granted under the 2000 Plan. The 2000 Plan will terminate ten (10) years from its adoption (February 2, 2010).

Certain Federal Income Tax Effects

         The following  discussion is a summary of the U.S.  federal  income tax  provisions  relating to the grant and exercise of awards under the plan and the  subsequent  sale of common stock  acquired  under the 2000 Plan. The tax effect of exercising awards may vary depending upon the particular  circumstances,  and the income tax laws and regulations  change  frequently.  Optionees  should  rely upon their own tax  advisors  for advice  concerning  the specific tax consequences  applicable to them,  including the applicability and effect of state, local, and foreign tax laws.

        Non-qualified Stock Options. Under present federal income tax regulations,  there will be no federal income tax  consequences  to either  the  Company  or the  participant  upon the grant of a  non-qualified  stock  option.
However,  the  participant  will realize  ordinary income on the exercise of the  non-qualified  stock option in an amount equal to the excess of the fair market value of the Common Stock  acquired  upon the exercise of such option over the exercise  price,  and the Company will receive a  corresponding  deduction  (subject to the  provisions of
Section 162(m) of the Code).  A subsequent  sale or exchange of such shares will result in gain or loss measured by the  difference  between (a) the exercise  price,  increased by any  compensation  reported upon the  participant's exercise of the option,  and (b) the amount  realized on such sale or  exchange.  Such gain or loss will be capital in nature if the  shares  were held as a capital  asset  and will be  long-term  if such  shares  were held for the applicable long-term capital gain holding period.

         Incentive  Stock Options.  Under present federal income tax  regulations,  there will be no federal income tax  consequences  to either the Company or the  participant  upon the grant of an  incentive  stock  option or the exercise  thereof by the  participant.  If the participant  holds the shares of Common Stock for the greater of two years after the date the Option was granted or one year after the  acquisition  of such shares of Common Stock (the
"required  holding  period"),  the difference  between the aggregate  exercise  price and the amount  realized upon disposition  of the shares of Common  Stock will  constitute  a capital  gain or loss,  and the Company will not be entitled to a federal  income tax deduction.  If the shares of Common Stock are disposed of in a sale,  exchange or other  "disqualifying  disposition"  during the required  holding  period,  the  participant  will realize  taxable ordinary  income in an amount equal to the excess (if any) of the fair market  value of the Common Stock  purchased at the time of exercise  (or, if less,  the amount  realized on the  disposition  of the shares) over the aggregate exercise  price,  and the Company will be entitled to a federal income tax deduction  equal to such amount (subject to the provisions of Section 162(m) of the Code).  Upon exercise of an incentive stock option,  the participant may be subject  to  alternative  minimum  tax on certain  items of tax  preference.  If an  incentive  stock  option is exercised  at a time when it no longer  qualifies  as an incentive  stock  option,  the option will be treated as a non-qualified stock option.

         Stock  Appreciation  Rights.  A  participant  receiving  a stock  appreciation  right  will not  recognize income,  and the  Company  will  not be  allowed  a tax  deduction,  at the  time  the  award  is  granted.  When a participant  exercises the stock appreciation  right, the amount of cash and the fair market value of any shares of
Common Stock  received will be ordinary  income to the  participant  and will be allowed as a deduction for federal income tax purposes to the Company (subject to Code Section 162(m) limitations).

         Performance  Shares.  A  participant  receiving  performance  shares  will not  recognize  income  and the
Company  will not be  allowed  a tax  deduction  at the time the  award is  granted.  When a  participant  receives payment  of  performance  shares,  the  amount of cash and the fair  market  value of any  shares  of Common  Stock received  will be ordinary  income to the  participant  and will be allowed as a deduction  for federal  income tax purposes to the Company (subject to Code Section 162(m) limitations)

         Restricted  Stock.  Unless the participant  makes an election to accelerate  recognition  of the income to the date of grant, a participant receiving a restricted stock award will not recognize income, and the Company will not  be allowed a tax deduction,  at the time the award is granted.  When the  restrictions  lapse, the participant will recognize ordinary income equal to the fair market  value of the Common Stock and the Company will be entitled to a corresponding tax deduction at that time (subject to Code Section 162(m) limitations).

Benefits to Named Executive Officers and Others

         As of  November  30,  2002,  options  had been  granted or  approved  for grant under the 2000 Plan to the following  persons  and  groups.  Any  future  awards  will be made  at the  discretion  of the  Stock  Option  and
Compensation  Committee.  Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the 2000 Plan in the future.

         Name and Position                                Dollar Value           Number of Options
         ----------------------                           ------------           -----------------

         William W. Compton (2)                                (1)                          71,000

         Richard J. Domino                                     (1)                          29,000
            Executive Vice President,
            President Private Brand Division

         N. Larry McPherson                                    (1)                          32,067
            Executive Vice President and
            Chief Financial Officer

         Christopher B. Munday                                 (1)                         113,659
             President

         Gregory L. Williams                                   (1)                          43,000
            Executive Vice President,
            General Counsel and Secretary

         Leslie J. Gillock                                     (1)                          10,000
            Director

         Charles J. Smith                                      (1)                          10,000
            Director

         Eloy S. Vallina-Laguera                               (1)                          10,000
            Director

         All Executive Officers and Directors as a             (1)                         318,726
         Group  (including the above)

         All Non-Executive Employees as a Group                (1)                         341,425
_________________________________________

(1)  The  dollar  value  of the  above  options  is  dependent  on the  difference between  the  exercise price and the fair market value of the  underlying shares on the date of exercise.

(2)  Mr. Compton resigned from the positions of Chairman of the Board, Chief  Executive  Officer and as a member of the Board of Directors on November 19, 2002.

    The closing price, as reported on Nasdaq  National Market on November 29, 2002, of the Common Stock  underlying options outstanding under the 2000 Plan was $9.15.

Board Recommendation and Shareholder Vote Required to Amend 2000 Plan

         The Board of Directors  recommends that  shareholders vote FOR the amendment to the 2000 Plan. If a choice is specified on the Proxy by the shareholder,  the shares will be voted as specified.  If no specification is made, the shares will be voted FOR the  amendment.  Adoption of  Proposal II will  require  that of the votes cast by the shares of Common Stock  represented and entitled to vote at the Annual Meeting,  the votes in favor of the Proposal exceed the votes against the Proposal.

                                                   PROPOSAL III

                        AMENDMENT TO THE COMPANY'S NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

         The Company  currently  maintains the  Non-Employee  Director  Stock Option Plan. As of December 13, 2002,
there  were  65,000  shares  remaining  available  for  awards  under the  Director  Plan.  The Board of  Directors recommended,  subject to  shareholder  approval,  an amendment to the Director Plan to make an  additional  200,000 shares  available  for  issuance  under the Director  Plan,  as described  below.  Whether or not the  shareholders approve the  amendment to the Director  Plan,  the Company may continue to grant  options  under the Director  Plan until the shares authorized thereunder are depleted or until the plan otherwise expires.

         A summary of the Director  Plan, as proposed to be amended,  is set forth below.  The summary is qualified in its entirety by the full text of the Director Plan. The Company will provide,  upon request and without  charge, a copy of the full text of the Director  Plan to each person to whom a copy of this Proxy  Statement is  delivered.
Requests should be directed to: Gregory L. Williams, the Secretary of the Company.

General

         The purpose of the Director  Plan is to enable the Company and its  subsidiaries  to compete  successfully in  attracting  and  retaining  directors  with  outstanding  abilities  by making it possible for them to purchase
Common  Stock on terms  that  will  give  them a direct  and  continuing  interest  in the  future  success  of the businesses  of the Company and its  subsidiaries  and  encourage  them to remain in the service of the Company.  As of November 30, 2002,  there were seven (7) persons  eligible to participate  in the Director  Plan,  including Mr.
Kagan.  However,  pursuant  to an oral  consulting  agreement  between the Company  and Mr.  Kagan,  Mr.  Kagan has elected not to receive options from any of the Company's stock option plans.

         Under the Director Plan, each  Non-Employee  Director  automatically is granted on the date of each annual meeting  of  shareholders  held  during  the time the plan is in effect  (if he or she  continues  to serve in such capacity following such meeting), an option to purchase 10,000 shares.

         Subject to adjustment  as provided in the Director  Plan,  the aggregate  number of shares of Common Stock reserved and  available for options  currently is 200,000.  The  aggregate  number of shares  available for options under the Plan is proposed to be increased to 400,000.  Other limits  would remain  unchanged.  The maximum  number of shares of Common  Stock with respect to one or more  options  that may be granted  during any one calendar  year under the Director Plan to any one participant is 10,000.

Administration

         The  Director  Plan  is  administered  by  the  Company's  Board  of  Directors  and  is  intended  to  be self-governing.  The Board has the  power,  authority  and  discretion  to  determine  the  number of options to be granted and the terms and conditions thereof;  establish,  adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Director Plan; and make all other  decisions and  determinations  that may be required  under the Director  Plan.  Notwithstanding  any provision of the Director  Plan to the  contrary,  any determination or interpretation to any question arising under the Director Plan may be made by the Board.

Options

         Pursuant  to the  Director  Plan,  the Board of  Directors  is  authorized  to grant  non-qualified  stock options,  to  participants.  All  options  will be  evidenced  by a written  agreement  between the Company and the participant, which will include such provisions as may be specified by the Board.

         No option will be assignable or  transferable  by a participant  other than by will or the laws of descent and  distribution,  except that a participant may, with the consent of the Board,  transfer without  consideration, to his or her  spouse,  children  or  grandchildren  (or to one or more  trusts for the  benefit of any such family members or to one or more partnerships in which any such family members are the only partners).

Prohibition on Repricing

         The Company may not extend the original term of any option  granted  under the Director  Plan, or directly or  indirectly  reduce  the  exercise  price  of any such  option  (other  than  pursuant  to the  recapitalization provisions of the Director Plan), without the prior approval of the shareholders of the Company.

Termination and Amendment

         The Board may terminate or amend the Director Plan without shareholder approval;  provided,  however, that the Board may  condition  any  amendment  on the  approval  of  shareholders  of the  Company if such  approval  is necessary or deemed advisable with respect to tax,  securities or other  applicable laws,  policies or regulations.
No  termination,  amendment,  or  modification  of the Director  Plan may  adversely  affect any option  previously granted under the Director  Plan.  The Director Plan will  terminate ten (10) years from its adoption  (October 27,
2007).

Certain Federal Income Tax Effects

         Non-qualified  Stock  Options.  Under present  federal  income tax  regulations,  there will be no federal income tax  consequences to either the Company or the participant  upon the grant of a non-qualified  stock option.
However,  the  participant  will realize  ordinary income on the exercise of the  non-qualified  stock option in an amount equal to the excess of the fair market value of the Common Stock  acquired  upon the exercise of such option over the exercise price, and the Company will receive a corresponding  deduction.  A subsequent sale or exchange of such shares will result in gain or loss measured by the  difference  between (a) the exercise  price,  increased by any compensation  reported upon the participant's  exercise of the option, and (b) the amount realized on such sale or  exchange.  Such gain or loss will be capital in nature if the shares  were held as a capital  asset and will be long-term if such shares were held for the applicable long-term capital gain holding period.

Benefits to Directors

         Only  Non-Employee  Directors of the Company are entitled to participate  in the Director Plan  (currently seven persons,  although,  as noted above, Mr. Kagan's consulting  agreement with the Company provides that he will not  participate  in the  Director  Plan).  The  following  table shows the  benefits  that will  accrue  under the
Director Plan, for each year that it is in effect, to the persons and groups indicated.

____________________________________________________________________________________________________________
                   Name and Position                        Dollar Value ($)           No. of Options
____________________________________________________________________________________________________________
         All Non-Employee Directors, as a group                    (1)                   60,000 (2)
         (currently six persons participating)
____________________________________________________________________________________________________________

________________________________

(1)      On a per share  basis,  this  amount  will be equal to the excess of the fair  market  value of the Common
         Stock on the date of exercise of the option  over the fair  market  value of the Common  Stock on the date of grant.  The closing price of The  Company's  Common Stock on the Nasdaq  National  Market was $9.15 per
         share as of November 29, 2001.
(2)      Represents  the number of options to be granted each year while the Director  Plan is in effect,  assuming there are six non-employee directors serving and participating in the Director Plan in such year.

Board Recommendation and Shareholder Vote Required to Amend Director Plan

         The Board of Directors  recommends  that  shareholders  vote FOR the amendment to the Director  Plan. If a choice is specified on the Proxy by the  shareholder,  the shares will be voted as specified.  If no  specification is made, the shares will be voted FOR the  amendment.  Adoption of Proposal III will require that of the votes cast by the shares of Common Stock  represented  and entitled to vote at the Annual  Meeting,  the votes in favor of the
Proposal exceed the votes against the Proposal.

                                                    PROPOSAL IV

                                     RATIFICATION OF THE COMPANY'S INDEPENDENT
                                           CERTIFIED PUBLIC ACCOUNTANTS

         The  Company's  Board of  Directors  has  selected  Ernst & Young LLP to conduct  the annual  audit of the financial  statements  of the  Company for the fiscal year ending  September  27,  2003.  Ernst & Young LLP has no financial  interest,  direct or indirect,  in the Company and does not have any connection  with the Company except in its professional capacity as independent certified public  accountants.  The holders of Common Stock will have the opportunity to ratify the Board of Directors'  selection of Ernst & Young LLP as independent certified
public accountants  to the Company for the fiscal year ending September 27, 2003.   The ratification by the holders
of Common Stock of the selection of Ernst & Young LLP as independent  certified  public  accountants to the Company is not required by law or by the Bylaws of the Company.  The Board of Directors,  consistent  with the  practice of many  publicly  held corporations,  is  nevertheless  submitting  this  selection  to the holders of Common  Stock.
Representatives  of Ernst & Young LLP will be present at the Annual  Meeting and will have an opportunity to make a statement  if they so desire and  respond to  appropriate  questions.  If this  selection  is not  ratified  at the
Annual  Meeting,  the Board of Directors  intends to  reconsider  its  selection of  independent  certified  public accountants  for the fiscal year ending  September  27,  2003.  Even if the  selection  is  ratified,  the Board of
Directors  in its  sole  discretion  may  direct  the  appointment  of a  different  independent  certified  public accounting  firm at any time  during the fiscal  year if the Board  determines  that such a change  would be in the best interest of the Company and its shareholders.

         The Board of Directors  recommends that  shareholders  vote FOR the ratification of the selection of Ernst
& Young LLP as  independent  certified  public  accountants  for the fiscal year September 27, 2003. If a choice is specified on the Proxy by the  shareholder,  the shares will be voted as specified.  If no  specification  is made, the shares will be voted FOR  ratification.  Adoption of  Proposal  IV will  require  that of the votes cast by the shares of Common Stock  represented and entitled to vote at the Annual Meeting,  the votes in favor of the Proposal exceed the votes against the Proposal.

                                               SHAREHOLDER PROPOSALS
                                      FOR 2004 ANNUAL MEETING OF SHAREHOLDERS

         Proposals of shareholders,  including nominations for the Board of Directors,  intended to be presented at the Company's  annual  meeting of  shareholders  to be held in 2004 should be submitted by certified  mail,  return receipt  requested,  and must be received by the Company at its  executive  offices in Tampa,  Florida on or before
October  30, 2003 to be  eligible  for  inclusion  in the  Company's  Proxy  Statement  and Proxy  relating to that meeting.  Any  shareholder  proposal  must be in  writing  and must set forth  (i) a  description  of the  business desired to be brought  before the meeting and the reasons for  conducting  the  business at the  meeting,  (ii) the name and address,  as they appear on the Company's  books,  of the shareholder  submitting the proposal,  (iii) the class  and  number  of  shares  that are  beneficially  owned by such  shareholder,  (iv)  the  dates on which  the shareholder acquired the shares, (v) documentary support for any claim of beneficial  ownership,  (vi) any material interest of the  shareholder  in the proposal,  (vii) a statement in support of the proposal,  and (viii) any other information required by the rules and regulations of the Commission.

                                                   OTHER MATTERS

Section 16(a) Beneficial Reporting Compliance

         Section 16(a) of the  Securities  Exchange Act of 1934  requires the Company's  officers and Directors and any persons who  beneficially  own more than ten percent of the Company's Common Stock to file reports of ownership and  changes in  ownership  of such  securities  with the  Securities  and  Exchange  Commission  and the  National
Association of Securities  Dealers,  Inc.  Officers,  Directors and  beneficial  owners of more than ten percent of the Common Stock are required by  applicable  regulations  to furnish the Company with copies of all Section  16(a)
forms  they  file.  Based  solely  on its  review  of  copies  of  forms  furnished  to  the  Company  and  written representations  from the executive officers,  directors and holders of ten percent or more of the Company's Common
Stock,  the Company  believes  that during Fiscal 2002,  all persons  subject to the  reporting  requirements  with regard to the Common Stock complied with all applicable filing requirements.

Expenses of Solicitation

         The cost of  soliciting  proxies in the  accompanying  form will be borne by the  Company.  In addition to the use of the  mails,  proxies  may be  solicited  by  Directors,  officers  or other  employees  of the  Company, personally,  by  telephone  or by  telegraph.  The  Company  does  not  expect  to pay  any  compensation  for  the solicitation  of proxies,  but may reimburse  brokers,  custodians or other persons holding stock in their names or in the names of  nominees  for their  expenses  in sending  proxy  materials  to  principals  and  obtaining  their instructions.

Miscellaneous

         Management  does not know of any matters to be brought  before the Annual  Meeting other than as described in this  Proxy  Statement.  Should  any other  matters  properly  come  before  the  Annual  Meeting,  the  persons designated as proxies will vote in accordance with their best judgment on such matters.

Availability of Annual Report on Form 10-K

         Accompanying  this  Proxy  Statement  is a copy of the  Company's  Annual  Report on Form 10-K for  Fiscal
2002.  Shareholders  who would  like  additional  copies of the  Annual  Report on Form 10-K  should  direct  their requests in writing to: Tropical Sportswear Int'l Corporation,  4902 W. Waters Avenue,  Tampa,  Florida 33634-1302,
Attention: Gregory L. Williams, Secretary.

                                                       PROXY

                                       TROPICAL SPORTSWEAR INT'L CORPORATION
                                                  Tampa, Florida
                                        2003 Annual Meeting of Shareholders

         The undersigned  shareholder of Tropical  Sportswear Int'l  Corporation (the "Company"),  Tampa,  Florida,
hereby  constitutes  and appoints  Michael  Kagan and Gregory L.  Williams,  or either one of them,  each with full power of  substitution,  to vote the number of shares of Common  Stock which the  undersigned  would be entitled to vote if personally  present at the 2003 Annual Meeting of  Shareholders to be held at the offices of the Company at
4902 West Waters Avenue,  Tampa, Florida 33634-1302 on Tuesday,  January 28, 2003, at 10:00 A.M., local time, or at any  adjournments  thereof (the "Annual  Meeting"),  upon the  proposals  described in the Notice to the Holders of
Common Stock of the Annual Meeting of Shareholders and Proxy  Statement,  both dated December 27, 2002, the receipt of  which  is  acknowledged,  in the  manner  specified  below.  The  proxies,  in their  discretion,  are  further authorized to vote on any  shareholder  proposals  submitted to the Company for a vote of the  shareholders  at the
Annual  Meeting  after  November  12,  2002,  as well as on the  election of any person as a Director if a Director nominee  named in  Proposal I is unable to serve or for good cause will not serve,  and on matters  incident to the conduct of the Annual  Meeting.  At the  present  time,  the Board of  Directors  knows of no other  business to be presented to a vote of the  shareholders  at the Annual Meeting.  The Board of Directors  recommends a vote FOR the proposals.

         This  Proxy,  when  properly  executed,   will  be  voted  in  the  manner  directed  by  the  undersigned shareholder.  If no direction is made, this Proxy will be voted FOR the proposals.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TROPICAL  SPORTSWEAR  INT'L  CORPORATION  AND MAY BE
REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.

         Proposal I:  Election of Directors.  On the proposal to elect the  following  Directors to serve until the indicated Annual Meeting of Shareholders of the Company and until their successors are elected and qualified:

                        Terms to Expire in 2006
                        -----------------------
                                                              For                       |_|
                             Michael Kagan
                            Martin W. Pitts                   Withhold Authority        |_|
                         Eloy S. Vallina-Garza

To withhold authority for any individual nominee(s), write the name of the nominee(s) in the space provided:

         Proposal II:    Amend  the  Company's  2000  Long  Term  Incentive  Plan.  On the  proposal  to amend  the
Company's  2000 Long Term  Incentive  Plan to increase the maximum  number of shares of Common Stock  available for awards thereunder from 500,000 to 2,100,000:

         For     |_|                    Against     |_|                      Abstain    |_|

         Proposal  III:  Amend the  Company's  Non-Employee  Director  Stock Option Plan.  On the proposal to amend the  Company's  Non-Employee  Director  Stock Option Plan to increase the maximum  number of shares of Common Stock available for awards thereunder from 200,000 to 400,000:

         For     |_|                    Against     |_|                      Abstain    |_|

Proposal IV:  Ratification of the Company's  Independent  Certified Public  Accountants.  On the Proposal to ratify the selection of Ernst & Young LLP as the Company's  independent  certified public  accountants for the fiscal year ending September 27, 2003:

          For    |_|                    Against    |_|                       Abstain    |_|

         This  Proxy,  when  properly  executed,   will  be  voted  in  the  manner  directed  by  the  undersigned shareholder.  If no direction is made, this Proxy will be voted FOR the proposals.

         Please  sign  exactly as your name  appears  on your stock  certificate  and date.  Where  shares are held jointly,  each  shareholder  should sign. When signing as executor,  administrator,  trustee,  or guardian,  please give full title as such. If a  corporation,  please sign in full  corporate  name by president or other  authorized officer.  If a partnership, please sign in full partnership name by authorized person.

                                                     Shares Held:   _______________________

                                                              ___________________________________________
                                                              Signature of Shareholder

                                                              ___________________________________________
                                                              Signature of Shareholder (If held Jointly)

                                                     Dated:    ________________________________